As Filed with the Securities And Exchange Commission on July 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERITAGE COMMERCE CORP

(Exact Name Of Registrant As Specified In Its Charter)

California	77-0469558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Almaden Boulevard
San Jose, California 95113

(Address of Registrant’s Principal Executive Offices) (Zip Code)

HERITAGE COMMERCE CORP 2004 STOCK OPTION PLAN

(Full title of the plan)

Lawrence D. McGovern

Executive Vice President

Chief Financial Officer

150 Almaden Boulevard

San Jose, California 95113

(408) 947-6900

(Name, address and telephone number of agent for service)

With a copy to:

Mark A. Bonenfant, Esq.

Buchalter Nemer

A Professional Corporation

1000 Wilshire Boulevard, Suite 1500

Los Angeles, California 90017

(213) 891-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, no par value	900,000	$10.89	$9,801,000	$385.18
(1)

Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered under the Heritage Commerce Corp 2004 Stock Option Plan, as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)

Calculated pursuant to Rule 457(c) and Rule 457(h) based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Global Select Market on July 25, 2008, which was $10.89.

HERITAGE COMMERCE CORP

REGISTRATION STATEMENT ON FORM S-8

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed by Heritage Commerce Corp, a California corporation (the “Corporation” or the “Registrant”) to register 900,000 additional shares of common stock, no par value (the “Common Stock”) which may be acquired upon the exercise of stock options granted to eligible directors and employees, under the Corporation’s 2004 Stock Option Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-117431, filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2004 and Form S-8, Registration No. 333-135400 filed with the Commission on June 28, 2006 are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                   Plan Information.*

Item 2.                                   Registrant Information and Employee Plan Annual Information.*

*  Information Required by Part I of Form S-8. The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participants in the 2004 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at Registrant’s principal executive offices and available, without charge, upon written request to: Heritage Commerce Corp, Secretary, 150 Almaden Boulevard, San Jose, California 95113.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated in this Registration Statement by reference:

(1)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(2)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on January 31, 2008;

(3)                                  The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008;

(4)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on March 5, 2008;

(5)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2008;

(6)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2008;

(7)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2008;

(8)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2008;

(9)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on June 6, 2008;

(10)                            The Registrant’s Current Report on Form 8-K filed with the Commission on June 12, 2008;

(11)                            The Registrant’s Current Report on Form 8-K filed with the Commission on July 25, 2008;

(12)                            The Registrant’s Current Report on Form 8-K filed with the Commission on July 29, 2008; and

(13)                            The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 5, 1998, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

Not Applicable.

Item 6.           Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations.  Article V of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care.  Article VII of the Articles of Incorporation of the Company contains provisions that authorize the Registrant to indemnify its directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317.  Section 12 of the Company’s By-Laws provides for the indemnification of directors and officers to the fullest extent permitted by law.

The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

The foregoing summaries are necessarily subject to the complete text of the statute and the Articles and the By-Laws referred to above and are qualified in their entirety by reference thereto.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Exhibit

4.1

Heritage Commerce Corp Amended and Restated Articles of Incorporation effective May 26, 2005 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Commission on June 2, 2005).

4.2	Heritage Commerce Corp By-Laws as Amended on May 26, 2005 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Commission on June 2, 2005).

5.1	Opinion of Counsel as to the legality of securities being registered

Exhibit Number	Description of Exhibit

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Consent of Counsel (included in Exhibit 5.1)

99.1	Heritage Commerce Corp 2004 Stock Option Plan (incorporated by reference to Exhibit C to the proxy statement of Heritage Commerce Corp filed April 7, 2004 (File No. 000-23877)

99.2

Form of Stock Option Agreement under the Heritage Commerce Corp 2004 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Heritage Commerce Corp Form S-8 filed June 16, 2004 (File No. 333-117431))

99.3	Amendment Number One to 2004 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on June 1, 2006).

99.4	Amendment Number Two to 2004 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed with the Commission on May 29, 2008).

Item 9.                                   Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement that includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on this 30th day of July, 2008.

HERITAGE COMMERCE CORP

	By:	/s/	Walter T. Kaczmarek
Walter T. Kaczmarek
Chief Executive Officer
Date: July 30, 2008

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Frank Bisceglia
Frank Bisceglia	Director	July 30, 2008

/s/James Blair
James Blair	Director	July 30, 2008

/s/Jack Conner
Jack Conner	Chairman of the Board	July 30, 2008

/s/John J. Hounslow
John J. Hounslow	Director	July 30, 2008

/s/Walter T. Kaczmarek
Walter T. Kaczmarek	Director and Chief Executive Officer and President (Principal Executive Officer)	July 30, 2008

/s/Mark Lefanowicz
Mark Lefanowicz	Director	July 30, 2008

S-1

/s/Lawrence D. McGovern
Lawrence D. McGovern	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2008

/s/Robert Moles
Robert Moles	Director	July 30, 2008

/s/ Lon Normandin
Lon Normandin	Director	July 30, 2008

/s/Jack Peckham
Jack Peckham	Director	July 30, 2008

/s/Humphrey Polanen
Humphrey Polanen	Director	July 30, 2008

/s/Charles Toeniskoetter
Charles Toeniskoetter	Director	July 30, 2008

/s/Ranson Webster
Ranson Webster	Director	July 30, 2008

S-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Heritage Commerce Corp Amended and Restated Articles of Incorporation effective May 26, 2005 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Commission on June 2, 2005).

4.2	Heritage Commerce Corp By-Laws as Amended on May 26, 2005 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Commission on June 2, 2005).

5.1	Opinion of Counsel as to the legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Consent of Counsel (included in Exhibit 5.1)

99.1	Heritage Commerce Corp 2004 Stock Option Plan (incorporated by reference to Exhibit C to the proxy statement of Heritage Commerce Corp filed April 7, 2004 (File No. 000-23877)

99.2

Form of Stock Option Agreement under the Heritage Commerce Corp 2004 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Heritage Commerce Corp Form S-8 filed June 16, 2004 (File No. 333-117431))

99.3	Amendment Number One to 2004 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on June 1, 2006).

99.4	Amendment Number Two to 2004 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed with the Commission on May 29, 2008.